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                                                                    Exhibit 10.1
                            ZYMETX PURCHASE PARTNERS


                                                         December 22, 1995


Dr. William Thurman, M.D.                         Mr. Peter Livingston
President                                         President and CEO
Oklahoma Medical Research Foundation              ZymeTx, Inc.


Mr. Dennis McGrath
Vice President
Presbyterian Health Foundation


Dear Sirs:

       The purpose of this letter is to outline the following: (1) the terms by which ZymeTx Purchase Partners ("ZPP"), a New York Partnership to be formed by Kevin Kimberlin ("Kimberlin") and ML Oklahoma Venture Partners, L.P. ("MLOK"), shall purchase 63% of the fully diluted outstanding common stock of ZymeTx, Inc. ("ZymeTx"or "the Company"); (2) the terms by which Oklahoma Medical Research Foundation ("OMRF") shall license its viral diagnostic and therapeutic intellectual property ("IP") to ZymeTx; (3) the terms by which ZPP, OMRF, and Presbyterian Health Foundation ("PHF") shall jointly provide bridge financing to ZymeTx; and (4) the terms by which OMRF shall provide ongoing developmental support and PHF shall provide leased research and manufacturing
facilities in the Oklahoma Biomedical Research Park ("OBRP").   These terms
contemplate that ZymeTx shall separately enter into an engagement letter with Spencer Trask Securities for the completion of a private placement (the Private Offering) of between 4,156,250 and 7,906,250 shares of convertible preferred stock of the Company.

       This letter is a non-binding indication of interest for purposes of
clarification of the terms herein.   Any contractual relationships by the
parties to this letter are subject to (i) due diligence by all parties, (ii) boards of directors and/or investment/finance committees approval by all parties, (iii) completion of all necessary definitive contractual agreements satisfactory to all parties and (iv) the absence of any material adverse changes in ZymeTx's prospects.

       Due to the short time-frame for these proposed transactions, we are proposing the following time schedule be approved with the signing of this letter:

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 ITEM                                                         DUE DATE
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
 1. Sign this letter of intent                                December 22, 1995
 2. First draft of the following:
         a.  Acquisition Agreement                            December 29, 1995
         b.  Bridge Financing Agreement
         c.  ZPP Partnership Agreement





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
 3. First draft of the following:
         a.  Private Placement Memorandum                     January 5, 1996
         b.  Facilities and Support Agreements
         c.  STS engagement letter
         d.  Technology License Agreement
 4.  Complete the following:
         a.  Acquisition by ZPP                               January 10, 1996
         b.  First Bridge Installment
         c.  STS engagement letter
         d.  Formation of ZPP
 5.  Complete the following:
         a.  Facilities and Support Agreements                January 31, 1996
         b.  Private Placement Memorandum
         c.  Technology License Agreement
 6.  Projected First Closing                                  90 Days From Completion of Offering
                                                              Memorandum

 7.  Projected Second Closing                                 60 Days Thereafter


       The following outlines the terms by which ZPP shall acquire 63.0% of ZymeTx's fully diluted common stock ownership:

 1.  Pre-acquisition articles of incorporation:            The authorized capital stock of ZymeTx shall
                                                      be changed to the following:
                                                         a.  Common Stock             14.1 million shares
                                                         b.  Redeemable Preferred       .2 million
                                                      shares
                                                         c.  Convertible Preferred     8.0
                                                      million shares
                                                      The par value of all three classes of stock shall
                                                      be $0.001 per share.

 2.  Pre-acquisition change in holdings:                   The holdings of ZymeTx common stock
                                                      ownership shall be changed to the following:

                                                         OMRF                       612,500 shares
                                                         Other non-mgmt.             59,833 shares
                                                         ----- ---------             ------ ------
                                                            Total outstanding       672,333 shares
                                                      ============================================

 3.  Pre-acquisition Mgmt. Stock Option Pool:              The Mgmt. ISOP pool shall be re-sized to
                                                      900,000 shares and the parties shall mutually
                                                      agree as to immediate allocations and vesting
                                                      timing and percentages.

 4.  Pre-acquisition restructuring agreement:              OMRF shall agree to the following conversion
                                                      of its estimated $1.75 million in debt
                                                      advancements, subject to the successful
                                                      completion of the Private Offering outlined below
                                                      in 15 and 16:
                                                         a.  $825,000 to be paid out of the use of
                                                      proceeds of the Private Offering.
                                                         b.  $425,000 to be converted to a technology
                                                      license note per the Technology License terms
                                                      outlined in 8.and 9. below.
                                                         c.  $500,000 to be converted into Redeemable
                                                      Convertible Preferred Stock concurrent with
                                                      the first closing of the Private Offering.   The
                                                      terms of this stock are outlined in 5.  Below.
                                                         d.  OMRF agrees to purchase $325,000 of units
                                                      in the offering, or 406,250 shares at $0.80/share.





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
 5.  Redeemable Convertible Preferred Stock:               The Redeemable Convertible Preferred Stock
                                                      of which OMRF shall convert $.50 million (156,250
                                                      shares at the rate of $3.20 per share) of its
                                                      existing outstanding indebtedness to, shall
                                                      accrue cumulative dividends starting on the 36th
                                                      month after issuance at the rate of 6% per annum.

                                                           The Redeemable Preferred Stock shall be
                                                      mandatorially redeemable by the Company at the
                                                      rate of 20% of Free Cash Flow.
                                                           Free Cash Flow shall be defined as
                                                      CUMULATIVE positive earnings before interest,
                                                      taxes and depreciation less capital expenditures
                                                      and less debt service on outstanding
                                                      indebtedness.  The Company shall agree to limit
                                                      other outstanding indebtedness to that necessary
                                                      for working capital and capital improvements in
                                                      the ordinary course of business.
                                                           OMRF can convert the 156,250 shares of
                                                      Preferred Stock at any time into common stock at
                                                      the rate of one to one.
 6.  Acquisition of Common Stock by ZPP:                   ZPP shall purchase 3,000,000 shares of
                                                      common stock at par value.

 7.  Technology License Cancellation:                      In the event the Private Offering is not
                                                      completed or alternative funding arranged to the
                                                      satisfaction of OMRF, OMRF shall have the right
                                                      to cancel the Technology License Agreement
                                                      outlined in Number 9 below.


       The following outlines the terms by which OMRF shall license its viral diagnostic and therapeutic IP to the Company:

 8.  IP Note Payable:                                      In conjunction with the signing of the
                                                      license agreement outlined in 9. below, OMRF
                                                      shall convert $425,000 of its outstanding
                                                      indebtedness to a 7.25 year IP note payable.  The
                                                      note shall be secured by the IP.  The note shall
                                                      be interest free for the first 24 months,
                                                      interest only (payable quarterly) for months 25
                                                      through 36 at the rate of 8% per annum and,
                                                      beginning in the 37th month, all interest (at the
                                                      rate of 8% per annum) and principal shall be paid
                                                      quarterly with principal amortized on a straight-
                                                      line basis of $25,000 per quarter for 17
                                                      quarters.  OMRF shall receive warrants totalling
                                                      22,667 shares at $0.80 per share in compensation
                                                      for the two years deferred interest.





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
 9.  License:                                            The Company shall receive a perpetual,
                                                      exclusive license to all OMRF IP related to viral
                                                      diagnostics and therapeutics stemming from the
                                                      Symex and/or ZymeTx research programs.  The
                                                      license shall remain in force as long as the
                                                      Company performs on the note  outlined in 8.
                                                      above.  Once the note is paid in full, the
                                                      Company's exclusive, perpetual license shall be
                                                      freely transferable.


 10.  Royalty:                                             The Company shall pay a 2.0% royalty on all
                                                      net sales of Company products which utilize
                                                      licensed diagnostic and therapeutic technology
                                                      developed from OMRF's labs up to the date of
                                                      closing.  Such royalties will be reduced on a
                                                      cumulative basis by any royalties paid to Biota
                                                      Holdings, Ltd. or its affiliates.


       The following outlines the terms by which ZPP, OMRF and PHF shall provide bridge financing to the Company for up to five (5) months beginning January 1, 1996:

 11.  Bridge Note Advances:                                On the 15th of each month, beginning in
                                                      January, 1996, for a maximum of five (5) months,
                                                      ZPP, OMRF and PHF shall make bridge advances to
                                                      the Company as follows:

                                                         ZPP                    $30,000
                                                         OMRF                   $17,500
                                                         PHF                    $17,500

                                                      The maximum bridge note advances shall be
                                                      $325,000.

 12.  Bridge Note Terms:                                   The bridge notes shall accrue interest at
                                                      the rate of 8% and all interest and principal
                                                      shall be due and payable on the earlier of (i)
                                                      the closing of the Private Offering or (ii) 24
                                                      months.  However, in the event OMRF chooses to
                                                      license the technology to another third party,
                                                      the 24 month term shall be extended as long as
                                                      the bridge note holders are receiving all product
                                                      proceeds until the notes are paid in full.

 13.  Bridge Note Security:                                The bridge notes shall be secured pro-rata
                                                      by the holders by the IP of OMRF and the Company
                                                      related to viral diagnostics and therapeutics.
                                                      This security shall be senior to all other
                                                      indebtedness.  In the event the Offering is not
                                                      consummated AND OMRF determines the best exit
                                                      alternative is a technology license with little
                                                      upfront cash payments insufficient to retire the
                                                      bridge notes, the holders of those notes shall
                                                      receive all royalties until such notes are paid,
                                                      with interest, in full.





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
 14.  Bridge Warrants                                      The Company shall issue warrants equal to
                                                      one share for each $1.00 of bridge notes
                                                      commitments (a total of 325,000 warrant shares),
                                                      such warrants exercisable for a period of 7 years
                                                      at $0.80 per share.  The warrants shall have full
                                                      anti-dilution protection and shall be exercisable
                                                      net of issuance.





       This term sheet is predicated on the fact that the strategic plan of the Company is to operate in an efficient "virtual company" atmosphere. Therefore, the following outlines the terms by which OMRF shall provide developmental support and PHF shall provide research and manufacturing space on a leased basis:

 15.  PHF Lease of 8th and Lincoln Research                PHF shall lease approximately 10,000 square
 Center:                                              feet of space to the Company, with a buildout
                                                      allowance of $33.90 per square feet.  The lease
                                                      shall be a 10 year lease with no rent the first
                                                      two years and rent at the rate of $15.00 per
                                                      square feet thereafter.  Such lease rate shall be
                                                      all inclusive and cover rent, utilities, taxes,
                                                      and building operating costs up to $4.50 per
                                                      square foot.  To the extent the actual buildout
                                                      and leasehold improvements exceed $33.90 per
                                                      square foot, PHF shall finance the overage for 5
                                                      years, interest only the first two years and a
                                                      level 36 month amortization thereafter at the
                                                      rate of 10% per annum.  PHF shall receive Rent
                                                      Warrants totalling one warrant share for each
                                                      $3.00 of deferred rent in the first two years,
                                                      such warrants exercisable for a period of five
                                                      years at $0.80 per share.  The total lease
                                                      warrants shall equal 80,000 shares.

 16.  OMRF employee leasing:                                  OMRF shall hire all Company employees and
                                                      cover them on OMRF's benefits plans and lease
                                                      them to the Company at actual cost.

 17.  OMRF purchasing:                                      OMRF shall allow the Company to utilize its
                                                      vendors for purchasing purposes and the Company
                                                      shall reimburse OMRF, at cost, on terms identical
                                                      to those received by OMRF from its vendors.


 18.  OMRF MIS:                                             OMRF shall allow the Company to utilize its
                                                      MIS systems, at cost.

 19.  OMRF Scientific Collaboration:                            The Company shall have access on an "as
                                                      available basis", at cost, to OMRF scientists
                                                      and labs (including but not limited to
                                                      specialized equipment) for purposes of furthering
                                                      the licensed technology.  The parties shall agree
                                                      to negotiate in good faith in determining what
                                                      "as available" means.





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       Please find attached to this letter schedules outlining the capitalization per this letter.

       If the above terms are consistent with our mutual understanding, please sign below and return to me by facsimile. This term sheet is non-binding and is subject to (i) the completion of due diligence, (ii) the approval by each parties' respective boards of directors and/or investment committee, (iii) the completion of all definitive agreements satisfactory to all parties and (iv) the absence of any adverse material changes in the Company's prospects.


Sincerely,
ZymTx Purchase Partners, by:


/s/ KEVIN KIMBERLIN
------------------------------------------------
Kevin Kimberlin
Proforma General Partner

/s/ JOE D. TIPPENS
------------------------------------------------
Joe D. Tippens
Consultant to ML Oklahoma Venture Partners, L.P.
Proforma General Partner



enclosures


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Agreed to this 20th day of December, 1996


/s/ WILLIAM THURMAN
------------------------------------------------
Dr. William Thurman, President
Oklahoma Medical Research Foundation

/s/ DENNIS MCGRATH
------------------------------------------------
Mr. Dennis McGrath, Vice President
Presbyterian Health Foundation

/s/ PETER LIVINGSTON
------------------------------------------------
Mr. Peter Livingston, President
ZymeTx, Inc.





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